As filed with the Securities and Exchange Commission on March 24, 2017
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OpGen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	06-1614015
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

708 Quince Orchard Road, Suite 205 Gaithersburg, MD	20878
(Address of Principal Executive Offices)	(Zip Code)

OPGEN, INC.
2015 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED
 (Full title of the plan)

Timothy C. Dec
Chief Financial Officer
708 Quince Orchard Road, Suite 205
Gaithersburg, MD  20878
(Name and address of agent for service)

(240) 813-1260
(Telephone number, including area code, of agent for service)

with a copy to:

Mary J. Mullany, Esquire
Ballard Spahr LLP
1735 Market Street
51st Floor
Philadelphia, Pennsylvania 19103
215-665-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non−accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value	1,012,171 shares	$1.03	$1,042,536.13	$120.83

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable under the equity plan described below in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee.  In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on The NASDAQ Capital Market on March 21, 2017.

PART II -

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

OpGen, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 (the "Registration Statement"), as an amendment to the Registrant's Registration Statement on Form S-8 (File No. 333-205864), to register an additional 1,012,171 shares of its common stock, par value $0.01 per share ("Common Stock"), for issuance under the OpGen, Inc. 2015 Equity Incentive Plan, as amended and restated (the "Plan").   Pursuant to General Instruction E to Form S-8, Part I and Items 4-7 and 9 of Part II of the Registrant's Registration Statement on Form S-8 (File No. 333-205864) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed or to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

•	The Registrant's Annual Report on Form 10-K for the annual fiscal year ended December 31, 2016, filed with the Commission on March 24, 2017; and
•
The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (File No. 001-37367) filed with the Commission on April 30, 2015, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the ‟Exchange Act"), including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.   EXHIBITS.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of OpGen, Inc., as amended May 7, 2015 and corrected June 6, 2016 (incorporated herein by reference to Exhibit 3.1 filed with Form 8-K, filed with the Commission on June 6, 2016 and to Exhibit 3.1 filed with Form 8-K, filed with the Commission on May 13, 2015).

4.2	Amended and Restated Bylaws of OpGen, Inc., as amended February 5, 2015 (incorporated herein by reference to Exhibit 3.2 filed with Form S-1, filed with the Commission on March 3, 2015).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of CohnReznick LLP (filed herewith).

23.2	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signatures page to this Registration Statement).

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland on March 24, 2017.

OPGEN, INC.

By:	/s/ Evan Jones
Name:	Evan Jones
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan Jones and Timothy C. Dec and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Evan Jones	Chief Executive Officer and Director (principal executive officer)	March 24, 2017
Evan Jones

/s/ Timothy C. Dec Timothy C. Dec	Chief Financial Officer (principal financial officer and principal accounting officer)	March 24, 2017

/s/ Brian G. Atwood	Director	March 24, 2017
Brian G. Atwood
/s/ Harry J. D'Andrea	Director	March 24, 2017
Harry J. D'Andrea

/s/ Timothy J.R. Harris	Director	March 24, 2017
Timothy J.R. Harris

/s/ Laurence R. McCarthy	Director	March 24, 2017
Laurence R. McCarthy

/s/ David M. Rubin	Director	March 24, 2017
David M. Rubin

/s/ Misti Ushio	Director	March 24, 2017
Misti Ushio
3

EXHIBIT INDEX
Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of OpGen, Inc., as amended May 7, 2015 and corrected June 6, 2016 (incorporated herein by reference to Exhibit 3.1 filed with Form 8-K, filed with the Commission on June 6, 2016 and to Exhibit 3.1 filed with Form 8-K, filed with the Commission on May 13, 2015).

4.2	Amended and Restated Bylaws of OpGen, Inc., as amended February 5, 2015 (incorporated herein by reference to Exhibit 3.2 filed with Form S-1, filed with the Commission on March 3, 2015).

5.1	Opinion of Ballard Spahr LLP (filed herewith).

23.1	Consent of CohnReznick LLP (filed herewith).

23.2	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signatures page to this Registration Statement).

4